Exhibit 99.1

Planet 13 Announces Q3 2023 Financial Results

●	Q3 2023 Revenue of $24.8 million

●	Q3 2023 Net loss of $46.0 million, which included a non-cash impairment loss of $39.6 million

●	Q3 2023 Adjusted EBITDA of $0.2 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – November 8, 2023 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended September 30, 2023. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“I'm proud of our team's ability to compete and maintain market share in a very competitive market. Based on available data, our dispensaries were responsible for almost one in every ten dollars of cannabis bought in Nevada. Our brands continued to perform well, being among the top selling in their respective categories. We look forward to bringing our retail experience and brands to Illinois and Florida in the coming months,” said Larry Scheffler, Co-CEO of Planet 13.

“This quarter, we took major steps towards executing the strategic goals we laid out at the start of the year and becoming a major player in Florida. We are also getting very close to opening our Illinois dispensary and completing the next phase of exciting new additions to the SuperStore. I'm very excited for 2024 when all our hard work starts to pay dividends,” commented Bob Groesbeck, Co-CEO of Planet 13.

Financial Highlights – Q3 – 2023

Operating Results

All comparisons below are to the quarter ended September 30, 2022, unless otherwise noted

●	Revenue was $24.8 million as compared to $25.6 million, a decrease of 3.3%. The decline in revenue was driven by lower sales at the SuperStore and a slight decline in wholesale revenue in Nevada.

●	Gross profit was $11.1 million or 44.7% as compared to $10.6 million or 41.2%. The improvement in gross margin was driven by a decrease in product discounting at retail.

●

Total expenses were $55.1 million as compared to $15.0 million, an increase of 268.4%. This included a one-time, non-cash $39.6 million impairment. Excluding impairment, total expenses were $15.4 million.

●	Net loss of $46.0 million as compared to a net loss of $6.3 million. The increase in net loss was driven by the one-time $39.6 million impairment charge.

●	Adjusted EBITDA of $0.2 million as compared to Adjusted EBITDA of $0.5 million. Adjusted EBITDA margin was lower due to operating leverage, partially offset by better gross margin.

Balance Sheet

All comparisons below are to December 31, 2022, unless otherwise noted

●	Cash of $36.8 million as compared to $52.4 million
●	Total assets of $178.4 million as compared to $233.6 million
●	Total liabilities of $41.5 million as compared to $42.7 million

Q3 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s Management’s Discussion and Analysis of the Financial Condition and Results of Operations for the Three and Nine Months Ended September 30, 2023 (the “MD&A”).

●	On August 28, 2023, Planet 13 announced it had entered into a definitive agreement to acquire VidaCann.
●	On September 15, 2023, Planet 13 announced it had completed the change in domicile to Nevada and a change in its OTC trading symbol.
●	On November 1, 2023, Planet 13 announced plans for the Dazed! Consumption Lounge.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending September 30, 2023, and September 30, 2022.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	September 30,	September 30,
on these figures)	2023	2022	change

Total Revenue	$24.79	$25.62	-3%
Gross Profit	$11.07	$10.56	5%
Gross Profit %	44.7%	41.2%	8%
Net Loss Before Provision for Income Taxes	$(43.62)	$(4.03)	981%
Net Loss	$(45.98)	$(6.26)	635%
Adjusted EBITDA	$0.23	$0.51	-56%
Adjusted EBITDA Margin %	0.9%	2.0%

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, is available on the SEC’s website at www.sec.gov or at https://www.planet13holdings.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR and on its website at https://www.planet13holdings.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on November 8, 2023 at 6:00 p.m. ET to discuss its third quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Larry Scheffler, Co-CEO, and Dennis Logan, CFO.

CONFERENCE CALL DETAILS

Date: November 8, 2023 | Time: 6:00 p.m. EST

Participant Dial-in: Toll Free 877-545-0523 or International 973-528-0016. Access Code 754919

Replay Dial-in: Toll Free 877-481-4010 or International 919-882-2331

(Available for 2 weeks)

Reference Number: 49385

Listen to webcast: https://www.webcaster4.com/Webcast/Page/2477/49385

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	September 30,	September 30,
on these figures)	2023	2022	change

Net Income (Loss)	$(45.98)	$(6.26)	635%
Add impact of:
Interest income, net	$(0.28)	$(0.12)	134%
Provision for income taxes	$2.37	$2.22	6%
Depreciation and amortization	$1.97	$1.98	-1%
Depreciation included in cost of goods sold	$0.99	$0.85	17%
EBITDA	$(40.95)	$(1.33)	2982%
Change in fair value of warrants	$-	$(0.20)	-100%
Share-based compensation and related premiums	$0.60	$2.04	-70%
Impairment loss	$39.65	$-	0%
Professional fees expensed related to M&A activities	$0.73	$-	0%
Professional fees expensed related to SEC Domestic Issuer Form 10 filing and U.S Domestication from British Columbia to Nevada	$0.19	$-	0%
Adjusted EBITDA	$0.23	$0.51	-56%

For more information on Planet 13, visit the investor website (www.planet13holdings.com/investors).

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and in Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a conditional Social-Equity Justice Involved dispensing license in the Chicago region of Illinois. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and a creator of innovative cannabis products. Licensed cannabis activity is legal in these states but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR at www.sedar.com and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	September 30,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash	$36,773,666	$52,356,914
Accounts Receivable	1,220,209	1,326,795
Inventory	14,882,790	13,004,839
Prepaid Expenses and Other Current Assets	3,189,576	3,810,394
Total Current Assets	56,066,241	70,498,942

Property and Equipment	68,259,905	71,466,051
Intangible Assets	31,451,215	69,288,007
Right of Use Assets - Operating	21,418,730	21,168,171
Long-term Deposits and Other Assets	832,853	862,545
Deferred Tax Asset	350,001	346,257

TOTAL ASSETS	$178,378,945	$233,629,973

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$2,709,208	$3,112,820
Accrued Expenses	6,318,105	8,072,224
Income Taxes Payable	2,855,316	2,826,501
Notes Payable - Current Portion	884,000	884,000
Operating Lease Liabilities	580,142	479,161
Total Current Liabilities	13,346,771	15,374,706

Long-Term Liabilities:
Operating Lease Liabilities	26,663,701	25,833,071
Warranty Liability	-	18,127
Other Long-term Liabilities	28,000	28,000
Deferred Tax Liability	1,480,695	1,487,204
Total Liabilities	41,519,167	42,741,108

Commitments and Contingencies (refer to Note 16)

SHAREHOLDERS' EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 222,247,854 issued and outstanding at September 30, 2023 and 220,470,061 at December 31, 2022	-	-
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at September 30, 2023 and 0 at December 31, 2022	-	-
Additional Paid-In Capital	314,628,834	312,023,359
Deficit	(177,769,056)	(121,134,494)
Total Shareholders' Equity	136,859,778	190,888,865

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$178,378,945	$233,629,973

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	September 30,	September 30,
	2023	2022

Revenues, net of discounts	$24,788,239	$25,623,217
Cost of Goods Sold	(13,715,307)	(15,064,315)
Gross Profit	11,072,932	10,558,902

Expenses:
General and Administrative	11,340,678	11,309,955
Sales and Marketing	1,348,266	938,269
Lease Expense	767,860	723,955
Impairment Loss	39,649,448	-
Depreciation	1,965,607	1,978,403
Total Expenses	55,071,859	14,950,582

Loss From Operations	(43,998,927)	(4,391,680)

Other Income (Expense):
Interest income, net	284,080	121,285
Foreign exchange gain (loss)	203	(1,834)
Change in fair value of warrant liability	-	197,721
Other Income, net	98,861	41,487
Total Other Income	383,144	358,659

Loss Before Provision for Income Taxes	(43,615,783)	(4,033,021)

Provision For Income Taxes
Current Tax Expense	(2,401,672)	(2,238,493)
Deferred Tax Recovery	36,465	15,989
	(2,365,207)	(2,222,504)

Net Loss and Comprehensive Loss	$(45,980,990)	$(6,255,525)

Loss per Share
Basic and diluted loss per share	$(0.21)	$(0.03)

Weighted Average Number of Shares of Common Stock
Basic and diluted	222,080,513	220,146,277

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Nine Months Ended
	September 30,	September 30,
	2023	2022
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss	$(56,634,562)	$(10,356,121)
Adjustments for items not involving cash:
Shared based compensation expense	1,926,595	6,154,338
Non-cash lease expense	3,840,610	3,364,265
Depreciation	9,184,602	8,156,634
Change in fair value of warrant liability	(18,127)	(6,992,955)
Loss on translation of warrant liability	-	(12,612)
Loss on disposal of fixed assets	153	4,048
Deferred tax recovery	(6,509)	-
Impairment of intangible assets	39,649,448	-
Proceeds from lease incentive	-	1,100,000
Lease incentive amortization	(78,347)	(238,469)
	(2,136,137)	1,179,127

Net Changes in Non-cash Working Capital Items	(3,256,283)	3,800,775
Repayment of lease liabilities	(3,078,748)	(2,645,471)
Total Operating	(8,471,168)	2,334,432

FINANCING ACTIVITIES
RSU withholding taxes paid in lieu of share issuance	(267,526)	-
Proceeds from exercise of warrants and options	-	97,980
Total Financing	(267,526)	97,980

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(6,043,180)	(14,642,193)
Proceeds from sales of fixed assets	64,876	-
Purchase of 51% interest in Planet 13 Illinois	(866,250)	-
Net cash acquired through NGW acquisition	-	1,493,922
Total Investing	(6,844,554)	(13,148,271)

Effect of foreign exchange on cash	-	3,103

NET CHANGE IN CASH DURING THE PERIOD	(15,583,248)	(10,712,756)

CASH
Beginning of Period	52,356,914	61,588,843

End of Period	$36,773,666	$50,876,087